As filed with the Securities and Exchange Commission on May 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	6022	20-5340628
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

David R. (“Jude”) Melville III

President, Chief Executive Officer

and Acting Chairman of the Board

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lowell W. Harrison, Esq.

Kevin E. Strachan, Esq.

Fenimore Kay Harrison LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

(512) 583-5900

(512) 583-5940 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☑	Emerging growth company	☐
Non−accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. Subject to completion, dated May 28, 2024

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 28, 2024

PROSPECTUS

Business First Bancshares, Inc.

$180,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $180,000,000, or the foreign currency equivalent thereof.

When we offer securities under this registration statement, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “BFST.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

Investing in the securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and, if any, in the applicable prospectus supplement. You should also review the “Risk Factors” discussed in our most recent annual report on Form 10-K, in our quarterly reports on Form 10-Q, and in the other documents we file from time to time with the SEC for a discussion of certain risks that you should consider before investing in our securities.

Neither the SEC, nor any other state securities commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered securities are not deposits, savings accounts or other obligations of any bank or savings association. The offered securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is              , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $180,000,000, or the foreign currency equivalent thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “we,” “our,” “us,” the “Company” and “Business First” refer to Business First Bancshares, Inc., a Louisiana corporation and its consolidated subsidiaries. References in this prospectus to “b1BANK” and the “Bank” refer to b1BANK, a Louisiana state non-member bank and our wholly-owned subsidiary.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement when deciding whether to invest in the securities offered hereby. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT BUSINESS FIRST BANCSHARES, INC.

We are a financial holding company headquartered in Baton Rouge, Louisiana, and the parent company of b1BANK, a Louisiana state bank that offers a full array of banking products and services. We currently operate throughout the state of Louisiana, including in the state’s seven largest metropolitan markets, and in the Dallas/Fort Worth metroplex market. Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.”

Our principal executive offices are located at 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, and our telephone number is (225) 248-7600. Our corporate website may be accessed at www.b1bank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You may get a copy of the registration statement, at prescribed rates, from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 1, 2024;

●

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024;

●	our Current Reports on Form 8-K filed on April 25 and May 23, 2024 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

●

the description of our securities registered contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023, and any other amendment or report filed for the purposes of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

●

risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, risks related to entering a new geographic market, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the ability to retain key employees and maintain relationships with significant customers, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●

changes in the strength of the U.S. economy in general and the local economy in our local market areas adversely affecting our customers and their ability to transact profitable business with us, including the ability of our borrowers to repay their loans according to their terms or a change in the value of the related collateral;

●

market declines in industries to which we have exposure, such as the volatility in energy prices and downturns in the energy industry that impact certain of our borrowers and investments that operate within, or are backed by collateral associated with, the energy industry;

●	volatility and direction of interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations;

●	interest rate risk associated with our business;

●	changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio;

●	increased competition in the financial services industry, particularly from regional and national institutions and emerging non-bank competitors;

●	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of our total loan portfolio;

●	changes in the value of collateral securing our loans;

●	deteriorating asset quality and higher loan charge-offs, and the time and effort required to resolve problem assets;

●	the failure of assumptions underlying the establishment of and provisions made to our allowance for credit losses;

●	changes in the availability of funds resulting in increased costs or reduced liquidity;

●	our ability to maintain important deposit customer relationships and our reputation;

●	a determination or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio;

●	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

●	our ability to prudently manage our growth and execute our strategy;

●	risks associated with our acquisition and de novo branching strategy;

●	the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels;

●	legislative or regulatory developments, including changes in the laws, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

●	government intervention in the U.S. financial system;

●	changes in statutes and government regulations or their interpretations applicable to us, including changes in tax requirements and tax rates;

●

natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, epidemics and pandemics such as coronavirus, and other matters beyond our control; and

●	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements, unless we are required to do so by law. You should not put undue reliance on any forward-looking statements.

RISK FACTORS

Investing in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors contained in under the caption “Risk Factors” and elsewhere in our most recent Form 10-K and any updated or additional disclosure about risk factors included our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. We may also include updated or additional disclosure about risk factors in our future annual, quarterly or current reports filed with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. This summary is qualified by reference to the applicable provisions of the Louisiana Business Corporation Act (which we refer to as the “LBCA”) our Amended and Restated Articles of Incorporation (which we refer to as our articles of incorporation) and our Amended and Restated Bylaws (which we refer to as our “bylaws”), each as amended and as may be further amended from time to time. You are urged to read those documents carefully. Copies of our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus forms a part. See “where you can find more information.”

DESCRIPTION OF COMMON STOCK

The following is a summary of our common stock and certain terms of our articles of incorporation and our bylaws. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. The descriptions herein are qualified in their entirety by reference to our articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We are incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and our articles of incorporation and bylaws, as the same may be amended from time to time.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of May 20, 2024, 25,502,479 shares of our common stock were issued and outstanding and held by approximately 927 shareholders of record. There are currently 72,010 shares of 7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A preferred stock”) issued and outstanding. Also, as of May 20, 2024, there were outstanding stock options and warrants to purchase 90,608 shares of our common stock held by our employees, officers and directors. We have also reserved an additional 764,328 shares for issuance in connection with share-based payment awards that may be granted under our 2024 Equity Incentive Plan. Finally, we have reserved 3,973,469 shares of common stock for issuance to shareholders of Oakwood Bancshares, Inc. (“Oakwood”), upon consummation of our acquisition of Oakwood pursuant to that certain Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and between Business First and Oakwood.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of the Series A Preferred Stock and any shares of preferred stock that we may issue. Our articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights

Subject to certain regulatory restrictions discussed in or incorporated by reference into this prospectus and to the rights of holders of the Series A Preferred Stock and any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. See “Description of Preferred Stock—Distributions” for additional information.

No Preemptive Rights

No holder of our common stock has a right under the LBCA, or our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on the Series A Preferred Stock and any other shares of outstanding preferred stock.

Modification of Rights

Our articles of incorporation provide that the approval of at least 80% of the total voting power of our company will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation. Any other amendment to our articles of incorporation requires the approval of a majority of the votes entitled to be cast. Our bylaws may be amended by our board of directors, by a vote of a majority of the members present, or by our shareholders, by a majority of the votes cast at a meeting of our shareholders.

Other Rights

Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.

Action by Written Consent

Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Our articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to us, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles of incorporation contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance. Business First currently has 72,010 shares of its Series A Preferred Stock outstanding. Business First’s common stock ranks junior to the Series A Preferred Stock with respect to dividend rights and liquidation preferences. No dividends are payable on Business First’s common stock unless the full dividend has been paid with respect to the Series A Preferred Stock for the most recent quarterly dividend period. See “Description of Preferred Stock” for additional information.

Board Size and Vacancies. Our bylaws enable our board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), our articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles of Incorporation. Our articles of incorporation require an 80% vote of our shareholders to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law.

Amending our Bylaws. Our board of directors may amend our bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

Indemnification

Our articles of incorporation provide that our directors and officers will be indemnified by us to the fullest extent permitted by the LBCA, against any and all expenses, liabilities or other matters while acting in his or her capacity as a director or officer. We have also agreed to advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceeding to the fullest extent permitted by the LBCA, subject to certain conditions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

Our articles of incorporation also limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Transfer Agent and Registrar

Computershare Trust Company, N.A. currently serves as the transfer agent and registrar for our common stock.

Listing and Trading

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.”

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, the applicable amendment to our articles of incorporation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 5,000,000 shares of preferred stock, no par value per share. There are currently 72,010 shares of 7.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A preferred stock”) issued and outstanding.

Our articles of incorporation permit us to issue one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Terms of the Preferred Stock That We May Offer

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

●	the title of the series being offered and the price per share at which the shares are being offered to the public;

●	the number of shares of the series;

●	the liquidation preference per share of the series;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series;

●	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any, for the shares;

●	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

●	any listing of the shares of preferred stock being offered on any securities exchange or market;

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the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

●	voting rights, if any, of the shares of preferred stock being offered;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

●	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of our affairs;

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any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions pertaining to the series.

Ranking

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Distributions

Holders of the Series A preferred stock will be entitled to receive, if, when, and as declared by our board of directors, non-cumulative cash dividends at rate per share of Series A preferred stock (in each case, only when, as and if declared) of (a) from and including the original issue date to, but excluding, August 31, 2027 or the date of earlier redemption, 7.50%, and (b) from and including August 31, 2027, perpetually until the date of redemption, the “benchmark” rate (which is expected to be the three-month Secured Overnight Finance Rate, or SOFR, plus 470.0 basis points. At any time when the benchmark is less than zero, the benchmark shall be deemed to be zero. So long as any Series A preferred stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A preferred stock, the Company may not, subject to certain exceptions, (a) declare, pay or set aside for payment any dividend on, or (b) repurchase, redeem or otherwise acquire for consideration, directly or indirectly, the Company’s common stock or any other shares of capital stock ranking junior to the Series A preferred stock. Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on the common stock and any other class or series of capital stock that ranks junior to the Series A preferred stock, and the holders of the Series A preferred stock or dividend parity stock will not be entitled to participate in any such dividend.

Holders of the preferred stock of each other series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement, subject to the dividend rights of the Series A preferred stock. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock may be cumulative or non-cumulative.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

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if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

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if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

The Series A preferred stock is structured to qualify as Tier 1 capital. The Series A preferred stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of the Series A preferred stock will not have any right to require the redemption or repurchase of their shares of Series A preferred stock. The Company may, at its option and subject to required regulatory approval, redeem the Series A preferred stock (i) in whole or in part, from time to time, on August 31, 2027, or on any dividend payment date on or after August 31, 2027, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event” at a redemption price equal to $1,000 per share, plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends.

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

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subject to the redemption rights of the Series A preferred stock, no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

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we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon our winding up or termination.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution, or winding-up of our affairs as a company, holders of outstanding shares of Series A preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share, plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then-current dividend period.

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon our winding up or termination, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions, subject to the liquidation preference of the Series A preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a winding up or termination.

Voting Rights

Holders of the Series A preferred stock will have no voting rights except with respect to certain changes in the terms of the Series A preferred stock, the issuance of capital stock ranking senior to the Series A preferred stock, certain fundamental business transactions and as otherwise required by applicable law.

The holders of shares of preferred stock will have no voting rights, except:

●	as otherwise stated in the prospectus supplement;

●	as otherwise stated in the relevant section of our articles of incorporation establishing such series; and

●	as required by applicable law.

Conversion Rights

The Series A preferred stock is not convertible.

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as transfer agent and registrar for the Series A preferred stock and, subject to any prospectus supplement, will serve as our transfer agent and registrar for any preferred stock we might issue.

DESCRIPTION OF WARRANTS

The following description is a general summary of the terms of the warrants that we may issue. We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

You should refer to the prospectus supplement relating to the warrants being offered for sale for the specific terms of the warrants, including:

●	title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

●	the purchase price for each security purchasable on exercise of the warrants;

●	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	the periods during which and places at which such warrants are exercisable;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any anti-dilution protection provisions;

●	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

●	the terms of any right that we may have to redeem or call the warrants;

●	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

●	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	the name and address of the warrant agent, if any;

●	whether the warrants will be issued in certificated or book-entry form; and

●	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description is a general summary of the terms of the subscription rights that we may issue. We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the “indentures.” The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	the maturity date or dates;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

•

the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

•

the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•

if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•

if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

•

whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•

any provisions relating to the extension of maturity of, or the renewal of, the debt securities, or the conversion of the debt securities into our common stock or preferred stock or other securities of the Company;

•

any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt”;

•

any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	if other than the trustee, the identity of the registrar and/or paying agent; and

•	any other specific terms of such debt securities.

However, no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act of 1939, as amended, and any modification or deletion of the rights, duties or immunities of an indenture trustee will have been consented to in writing by the trustee.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as more fully described in the applicable prospectus supplement.

Under the subordinated debt indenture, senior indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

●	all obligations for borrowed money;

●	all obligations evidenced by debentures, debt securities or other similar instruments;

●

all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

●	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

●	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

●	purchase money and similar obligations; and

●	any renewals, extensions, refundings or replacements of any of the foregoing.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

In the event of any insolvency, bankruptcy, receivership or similar proceedings, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, interest and any premium in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates, or global securities, that will be deposited with a depositary that we will identify in a prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. All global securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Unless indicated otherwise in a prospectus supplement and except as set forth below, each indenture will provide that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, unless otherwise indicated in the applicable prospectus supplement, no modification or amendment may, without the consent of each holder affected:

●	change the stated maturity date of the security;

●	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

●	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

●	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

●	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture; or

●

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

●	to name a successor entity to us;

●	to add to our covenants for the benefit of the holders of all or any series of securities;

●	to permit or facilitate the issuance in uncertificated or global form, so long as such action does not adversely affect the interests of the applicable holders;

●	to establish the form or terms of securities of any series and any related coupons;

●	to provide for the acceptance of appointment by a successor trustee;

●

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

●	to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the applicable holders;

●	to add to the events of default;

●

to supplement to the extent necessary to permit or facilitate any legal defeasance, covenant defeasance or satisfaction and discharge that does not adversely affect the interests of the applicable holders;

●	to make provision for the conversion or exchange rights of the holders of the securities in certain events;

●

to amend, supplement or eliminate any provision so long as such amendment, supplement or elimination does not apply to securities outstanding at the date of such supplemental indenture that are entitled to the benefits of such provision;

●

in the case of any securities that are convertible or exchangeable into common stock, to safeguard or provide for conversion or exchange in the event of a reclassification or other change in the outstanding shares of common stock, or the merger, consolidation or transfer of all or substantially all of the Company’s properties or assets;

●	to add to, delete from or revise the conditions, limitations and restrictions on the issue, authentication and delivery of securities;

●	to conform any provision of any indenture to the Trust Indenture Act; or

●	to make any other change that does not adversely affect the interests of the applicable holders.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture, any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, shall be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

●	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

●

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

●	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

●	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following constitute “events of default” under the indentures:

●	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

●	failure to pay principal of, or any premium on, any debt security of that series when due;

●

failure to perform any of our other covenants or warranties in the applicable indenture or debt security (other than a covenant or warranty included in that indenture solely for the benefit of a different series of debt securities), which has continued for 90 days after written notice as provided in the indenture;

●	certain events relating to a bankruptcy, insolvency or reorganization proceeding; and

●	any other event of default regarding that series of debt securities.

Upon an event of default relating to a bankruptcy, insolvency or reorganization proceeding, the principal amount of the applicable series of debt securities shall be automatically accelerated. Upon any other event of default, unless the supplemental indenture provides otherwise, either the trustee or holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to events of default and the ability to accelerate.

Trustee

The applicable prospectus will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal or state authority, have at all times a combined capital and surplus of not less than $50,000,000, and otherwise satisfy the requirements of the Trust Indenture Act. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Book Entry Issuance

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by Depository Trust Company, or DTC, in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated debt securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, any trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

Depository Trust Company

DTC has advised us of the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

●	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

●	we decide to discontinue the book-entry system; or

●	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a general summary of the terms of the depositary shares that we may issue. We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our charter and the articles supplementary relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of our preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of our preferred stock; and

●	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following description is a general summary of the terms of the purchase contracts and purchase units that we may issue. We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

●	a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

●	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

●	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

●	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of the material U.S. federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

We may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents; the initial offering price of the offered securities to the public and the proceeds to us from the sale; any underwriting discounts, commissions and other items constituting underwriters’ compensation; any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents; and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to the prevailing market prices, or

●	at negotiated prices.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing securityholders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us who may be deemed to be an “underwriter,” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

●	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

●	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of preferred stock, debt securities, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities or the common stock sold by the selling shareholder. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Fenimore Kay Harrison LLP, Austin, Texas, and for any applicable underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023 have been audited by FORVIS, LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses that we expect to incur in connection with the sale and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC registration fee		$11,808
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting expenses	$	*
Trustee and depositary fees and expenses	$	*
Blue sky fees and expenses	$	*
Rating agency fees	$	*
Listing fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be calculated at this time.

ITEM 15.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subpart E (Sections 1-850 through 1-859) of the Louisiana Business Corporation Act, or LBCA, governs indemnification of directors and officers of a corporation. In general, the LBCA provides that we may indemnify each of our current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, we may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, we have the power to obtain and maintain insurance with respect to any person who is or was acting on our behalf, regardless of whether we have the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability. In furtherance of this authority, we maintain directors’ and officers’ liability insurance.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit our right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

Our articles of incorporation and bylaws generally require that we indemnify and hold harmless, to the fullest extent permitted by Louisiana law, a director or officer with regards to actions taken in their capacity as such. Additionally, our articles of incorporation also require reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, so long as the director or officer follows certain procedures.

The foregoing is only a general summary of certain aspects of Louisiana law and our articles of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the LBCA referenced above and our articles of incorporation, which is incorporated by reference into this registration statement.

The Federal Deposit Insurance Act (the “FDI Act”) provides that the Federal Deposit Insurance Corporation may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. Federal Deposit Insurance Corporation regulations prohibit, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees from any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

ITEM 16.           EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

ITEM 17.           UNDERTAKINGS.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in report filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)         To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*

3.1

Restated Articles of Incorporation of Business First Bancshares, Inc., adopted October 27, 2022 (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed by Business First Bancshares, Inc. on November 3, 2022).

3.2	Amended and Restated Bylaws of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on April 28, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Business First Bancshares, Inc. on November 12, 2014).

4.2	Form of Series A Preferred Stock (incorporated by reference to Exhibit A to Exhibit 10.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on September 1, 2022).

4.3	Form of Articles of Amendment for Series of Preferred Stock*

4.4	Form of Warrant Agreement and Certificate*

4.5	Form of Subscription Rights (including form of Subscription Rights Certificate)*

4.6	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 filed by Business First Bancshares, Inc. on May 4, 2018, as amended).

4.7

Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed by Business First Bancshares, Inc. on May 4, 2018, as amended).

4.8	Form of Senior Debt Security*

4.9	Form of Subordinated Debt Security*

4.10	Form of Purchase Contract Agreement*

4.11	Form of Unit Agreement and Unit Certificate*

5.1	Opinion of Fenimore Kay Harrison LLP

23.1	Consent of FORVIS, LLP

23.3	Consent of Fenimore Kay Harrison LLP (contained in Exhibit 5.1)

24.1	Powers of attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Debt Indenture**

25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Indenture**

107	Calculation of Filing Fees Tables.

*           To be subsequently filed, if necessary, by an amendment to the registration statement or by a Current Report on Form 8-K and incorporated by reference in connection with the offering of securities registered hereunder.

**         To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 28th day of May, 2024.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President, Chief Executive Officer and Acting Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David R. Melville, III and Gregory Robertson, and either of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 28, 2024.

Signature		Title	Date

By:	/s/ David R. Melville, III	President, Chief Executive Officer and Acting	May 28, 2024
	David R. Melville, III	Chairman of the Board
(Principal Executive Officer)

By:	/s/ Gregory Robertson	Chief Financial Officer	May 28, 2024
	Gregory Robertson	(Principal Financial and Accounting Officer)

By:	/s/ James J. Buquet, III	Director	May 28, 2024
James J. Buquet, III

By:	/s/ Carol M. Calkins	Director	May 28, 2024
Carol M. Calkins

By:	/s/ Ricky D. Day	Director	May 28, 2024
Ricky D. Day

Signature		Title	Date

By:	/s/ John P. Ducrest	Director	May 28, 2024
John P. Ducrest

By:	/s/ Mark P. Folse	Director	May 28, 2024
Mark P. Folse

By:	/s/ J. Vernon Johnson	Director	May 28, 2024
J. Vernon Johnson

By:	/s/ Rolfe H. McCollister, Jr.	Director	May 28, 2024
Rolfe H. McCollister, Jr.

By:	/s/ Andrew D. McLindon	Director	May 28, 2024
Andrew D. McLindon

By:	/s/ Patrick E. Mockler	Director	May 28, 2024
Patrick E. Mockler

By:	/s/ David A. Montgomery, Jr.	Director	May 28, 2024
David A. Montgomery, Jr.

By:	/s/ Arthur J. Price	Director	May 28, 2024
Arthur J. Price

By:	/s/ Aimee Quirk	Director	May 28, 2024
Aimee Quirk

By:	/s/ Kenneth Wm. Smith	Director	May 28, 2024
Kenneth Wm. Smith

By:	/s/ Keith A. Tillage	Director	May 28, 2024
Keith A. Tillage

By:	/s/ Steven G. White	Director	May 28, 2024
Steven G. White